UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Textainer Group Holdings Limited

(Exact name of registrant as specified in its charter)

Bermuda	98-0530316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Century House 16 Par-La-Ville Road Hamilton HM HX Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.01 par value	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-146304 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder set forth under the headings “Description of Share Capital”, “Dividend Policy” and “Shares Eligible for Future Sale” and the description of the classified board of directors of the Registrant set forth under “Management”, in each case, in the prospectus constituting Part I of the Registrant’s Registration Statement on Form F-1 (File No. 333-146304), as may be amended from time to time, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, are incorporated herein by reference in response to this item. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such descriptions shall be deemed to be incorporated herein by reference in response to this item.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required because the securities to be registered on this form (i) are to be registered on an exchange on which no other securities of the Registrant are registered and (ii) are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 2007

TEXTAINER GROUP HOLDINGS LIMITED

By:	/s/ Ernest J. Furtado
Name:	Ernest J. Furtado
Title:	Chief Financial Officer

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